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                                                                     EXHIBIT 3.1


                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              DRYPERS CORPORATION


          Drypers Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

          FIRST: The Corporation was originally incorporated under the name VRG Holding Corporation.

          SECOND: The original Certificate of Incorporation of the Corporation was filed in the offices of the Secretary of State of the State of Delaware on March 20, 1991.

          THIRD: The amendments to and restatement of the Corporation's Certificate of Incorporation set forth in the following resolution were approved and declared advisable by the Corporation's Board of Directors, and were duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware:

          "RESOLVED, that the Certificate of Incorporation of the Corporation be amended and restated in its entirety as follows:

     First:  The name of the Corporation is Drypers Corporation.

     Second: The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

     Third: The nature of the business, objects and purposes to be transacted, promoted or carried on by the Corporation are:

          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     Fourth: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 62,500,000 of which (i) 50,000,000 shares shall be Common Stock, $.001 par value (hereinafter called the "Common Stock"), (ii) 1,500,000 shares shall be Nonvoting Common Stock, $.001 par value (hereinafter called the "Nonvoting Common Stock"), (iii) 10,000,000 shares shall be Senior Preferred Stock, par value $.01 per share (hereinafter called "Senior Preferred Stock"), and (iv) 1,000,000 shares shall be Junior Preferred Stock, par value $.01 per share (hereinafter called "Junior Preferred Stock") (the Senior Preferred Stock and the Junior Preferred Stock are hereinafter sometimes collectively referred to as the "Preferred Stock").
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     Effective as of the filing of this Restated Certificate of Incorporation, each share of Common Stock issued and outstanding immediately prior to the effective time shall be automatically changed and converted, without any action on the part of the holder thereof, into .25 shares of Common Stock, and each holder who upon the effectiveness of this Restated Certificate of Incorporation would otherwise be entitled to receive a fractional share of Common Stock shall be entitled to receive for such fractional interest, and at the effective time of this Restated Certificate of Incorporation any such fractional interest in shares of Common Stock of the Corporation shall be converted into the right to receive, an amount in cash equal to the initial public offering price of shares of Common Stock in the Corporation's initial public offering times such fractional interest.

     A statement of the powers, designations, preferences and relative rights and the qualifications, limitations and restrictions of the Common Stock, the Nonvoting Common Stock and the Preferred Stock is as follows:

     A.  Preferred Stock

          (1) Shares of Preferred Stock may be issued from time to time in one or more series, each such series to have distinctive serial designations, as shall hereafter be determined in the resolution or resolutions providing for the issue of such Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors.

          (2)  Each series of Preferred Stock

               (a)  may have such number of shares;

               (b) may have such voting powers, full or limited, or may be without voting powers;

               (c) may be subject to redemption at such time or times and at such prices;

               (d) may be entitled to receive dividends (which may be cumulative or noncumulative), at such rate or rates, on such conditions, from such date or dates, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;

               (e) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation;

               (f) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange, and with such adjustments;

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

               (g) may be entitled to the benefit of a sinking fund or purchase fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

               (h) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series or of any other shares) and upon the payment of dividends or the making of other distributions on and the purchase redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation; and

               (i) may have such other relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof; all as shall be stated in said resolution or resolutions providing for the issue of such Preferred Stock. Except where otherwise set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors.

          (3) Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock and to any filing required by law.

     B.  Common Stock and Nonvoting Common Stock

     Except as otherwise provided herein, all shares of Common Stock and Nonvoting Common Stock will be identical and will entitle the holders thereof to the same rights and privileges.

          (1) Voting Rights. The holders of Common Stock will be entitled to one vote per share on all matters to be voted on by the Corporation's stockholders, and except as otherwise required by law, the holders of Nonvoting Common Stock will have no right to vote their shares of Nonvoting Common Stock on any matters to be voted on by the Corporation's stockholders.

          (2) Dividends. When and as dividends are declared thereon, whether payable in cash, property or securities of the Corporation, the holders of Common Stock

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and the holders of Nonvoting Common Stock will be entitled to share, ratably according to the number of shares of Common Stock or Nonvoting Common Stock held by them, in such dividends; provided, that if dividends are declared which are payable in shares of Common Stock or Nonvoting Common Stock, dividends will be declared which are payable at the same rate on Common Stock and Nonvoting Common Stock, and the dividends payable in shares of Common Stock will be payable to holders of Common Stock, and the dividends payable in shares of Nonvoting Common Stock will be payable to the holders of Nonvoting Common Stock.

          (3) Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have made to the holders of any Preferred Stock pursuant to Section A of this Article Fourth, the holders of Common Stock and Nonvoting Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock, to share, ratably according to the number of shares of Common Stock or Nonvoting Common Stock held by them, in the remaining assets of the Corporation available for distribution to its stockholders.

          (4) Conversion of Nonvoting Common Stock.

               (a) At any time and from time to time, each record holder of Nonvoting Common Stock will be entitled to convert any and all of the shares of such holder's Nonvoting Common Stock into the same number of shares of Common Stock at such holder's election; provided, that each holder of Nonvoting Common Stock shall only be entitled to convert any share or shares of Nonvoting Common Stock to the extent that after giving effect to such conversion such holder or its affiliates shall not directly or indirectly own, control or have power to vote a greater quantity of securities of any kind issued by the Corporation than such holder and its affiliates are permitted to own, control or have power to vote under any law or under any regulation, rule or other requirement of any governmental authority at any time applicable to such holder and its affiliates.

               (b) Each conversion of shares of Nonvoting Common Stock into shares of Common Stock will be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Nonvoting Common Stock) at any time during normal business hours, together with a written notice by the holder of such Nonvoting Common Stock stating that such holder desires to convert the shares, or a stated number of the shares, of Nonvoting Common Stock represented by such certificate or certificates into Common Stock and that upon such conversion such holder and its affiliates will not directly or indirectly own, control or have the power to vote a greater quantity of securities of any kind issued by the Corporation than such holders and its affiliates are permitted to own, control or have the power to vote under any applicable law, regulation, rule or other governmental requirement (and such

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

     statement will obligate the Corporation to issue such Common Stock). Such conversion will be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Nonvoting Common Stock as such holder will cease and the person or person in whose name or names the certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

               (c) Promptly after such surrender and the receipt of such written notice, the Corporation will issue and deliver in accordance with the surrendering holder's instructions (i) the certificate or certificates for the Common Stock issuable upon such conversion and (ii) a certificate representing any Nonvoting Common Stock which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

               (d) If the Corporation in any manner subdivides or combines the outstanding shares of one class of either Common Stock or Nonvoting Common Stock, the outstanding shares of the other class will be proportionately subdivided or combined.

               (e) In the case of, and as a condition to, any capital reorganization of, or any reclassification of the capital stock of, the Corporation (other than a subdivision or combination of shares of Common Stock or Nonvoting Common Stock into a greater or lesser number of shares (whether with or without par value) or a change in the par value of Common Stock or Nonvoting Common Stock or from par value to no par value, or from no par value to par value) or in the case of, and as condition to, the consolidation or merger of the Corporation with or into another corporation (other than a merger in which the Corporation is the continuing corporation and which does not result in any reclassification of outstanding shares of Common Stock or Nonvoting Common Stock), each share of Nonvoting Common Stock shall be convertible into the number of shares of stock or other securities or property receivable upon such reorganization, reclassification, consolidation or merger by a holder of the number of shares of Common Stock of the Corporation into which such share of Nonvoting Common Stock was convertible immediately prior to such reorganization, reclassification, consolidation or merger; and, in any such case, appropriate adjustment shall be made in the application of the provisions set forth in this paragraph 4 with respect to the rights and interests thereafter of the holder of Nonvoting Common Stock to the end that the provisions set forth in this paragraph 4 (including provisions with respect to the conversion rate) shall thereafter be applicable, as nearly as they reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of the shares of Nonvoting Common Stock.

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               (f) Shares of Nonvoting Common Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

               (g) The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Common Stock or its treasury shares, solely for the purpose of issue upon the conversion of the Nonvoting Common Stock as provided in this paragraph 4, such number of share of Common Stock as shall then be issuable upon the conversion of all then outstanding shares of Nonvoting Common Stock (assuming that all such shares of Nonvoting Common Stock are held by persons entitled to convert such shares into Common Stock).

               (h) The issuance of certificates for Common Stock upon the conversion of Nonvoting Common Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Common Stock. The Corporation will not close its books against the transfer of Nonvoting Common Stock or of Common Stock issued or issuable upon the conversion of Nonvoting Common Stock in any manner which would interfere with the timely conversion of Nonvoting Common Stock.

     C.  General Provisions

          (1) No stockholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or other securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

          (2) No action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without such meeting; and the right of stockholders of the Corporation to take such action by a consent in writing is denied.

          (3) No stockholder of the Corporation shall have the right of cumulative voting at any election of directors or upon any other matter.

     Fifth:  The Corporation is to have perpetual existence.

     Sixth: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

          (1)  To make, alter or repeal the by-laws of the Corporation.

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          (2)  To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

          (3) To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

          (4) By a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors and as alternate members of any committee, who may replace any absent or disqualified member or any meeting of the committee. Any such committee, to the extent provided in the resolution or in the by-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, the by-laws may provide that in the absence or disqualification of any member of such committee or committees the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

          (5) Except as otherwise specified in any contract between the Corporation and one or more of its stockholders, when and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called upon such notice as is required by statute, to sell, lease or exchange all or substantially all the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including securities of any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interest of the Corporation.

     Seventh: Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the Corporation shall so provide.

     Eighth: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal

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liability provided  herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

     Ninth: The Corporation may indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he (i) is or was a director or officer of the Corporation or
(ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended.

     The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

     As used herein, the term "proceeding" means any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

     Tenth: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, subject to any express provisions or restriction contained in this Certificate of Incorporation or in the by-laws of the Corporation, in any manner now or hereafter provided by law, and all rights and powers at any time conferred upon the directors or stockholders of the Corporation by this Certificate of Incorporation or any amendment hereto are subject to such right of the Corporation.

     Eleventh: A. The number of directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors of the Corporation adopted by the affirmative vote of not less than 80% of the number of directors of the Corporation in office at that time; provided that;

               (i) the number of directors of the Corporation shall be not less than six,

               (ii) the number of directors of the Corporation shall be six unless and until such number shall be increased by resolution of the Board of Directors of the Corporation adopted by the affirmative vote of not less than 80% of the number of directors of the Corporation then in office, and

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               (iii)  the number of directors of the Corporation shall not be decreased in the effect of that decrease would be to shorten the term of any director of the Corporation at the time in office.

          B. Commencing with the first annual meeting of the stockholders following the filing of this Restated Certificate of Incorporation, the directors of the corporation shall be divided into three classes, each class to be initially composed of two persons, and upon any change in the size of the Board of Directors, each class to be as nearly equal in number as possible. All three classes of directors of the Corporation shall be elected at the first annual meeting of stockholders of the Corporation following the filing of this Restated Certificate of Incorporation. The initial term of office of directors of the first class who are elected at the first annual meeting of stockholders of the Corporation following the filing of this Restated Certificate of Incorporation shall expire at the next annual meeting of stockholders of the Corporation; the initial term of office of directors of the second class who are elected at the first annual meeting of the stockholders of the Corporation following the filing of this Restated Certificate of Incorporation shall expire at the third annual meeting of stockholders of the Corporation following the filing of this Restated Certificate of Incorporation; and the initial term of office of directors of the third class who are elected at the first annual meeting of the stockholders of the Corporation following the filing of this Restated Certificate of Incorporation shall expire at the fourth annual meeting of stockholders of the Corporation following the filing of this Restated Certificate of Incorporation.

     At each annual meeting of stockholders of the Corporation, the number of directors equal to the number of the class the term of which expires at the time of such meeting shall be elected to hold office for a term expiring a the third annual meeting of stockholders of the corporation after their election.

          C. A director of the Corporation may not be removed from office unless such removal is for cause and the holders of a majority of the shares of stock of the Corporation entitled to vote for the election of such a director shall have voted in favor of such removal at a meeting of stockholders of the Corporation expressly called for that purpose.

     For purposes of this Article Eleventh, "Cause" shall mean if the director is willfully and persistently guilty of any significant misconduct or neglect in the discharge of his duties hereunder, provided that notice thereof has been given to the director, or if the director is convicted of or pleads guilty or nolo contendere to any felony criminal offense or any civil offense involving fraud or moral turpitude, other than an offense that in the opinion of the other members of the Board of Directors does not affect the director's position as a director.

     Twelfth:  A.   This Certificate of Incorporation shall not be amended,
other than for the issuance of Preferred Stock pursuant to Article Fourth, unless, in addition to any other requirement therefor imposed by law, the holders of not less than two-

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thirds of the shares of stock of the Corporation entitled to vote thereon shall have voted in favor of the proposed amendment.

     B. The Corporation shall not be merged into or consolidated with any other corporation, nor shall any other corporation be merged into the Corporation, unless, in addition to any other requirement therefor imposed by law, the holders of not less than two-thirds of the shares of stock of the Corporation entitled to vote thereon shall have voted in favor of the proposed merger or consolidation.

     C. The Corporation shall not be dissolved unless, in addition to any other requirement therefor imposed by law, the holders of not less than two-thirds of the shares of stock of the Corporation entitled to vote thereon shall have voted in favor of the proposed dissolution.

     D. The vote referred to in the foregoing provisions of this Article Twelfth shall be in addition to the vote of the holders of shares of any class of stock of the Corporation otherwise required by this Certificate of Incorporation, the resolution or resolutions of the Board of Directors of the Corporation providing for the issuance of shares of Preferred Stock of the Corporation of a particular series, or any agreement between the Corporation and any national securities exchange.

     E. The provisions of Paragraph B of this Article Twelfth shall not apply to the merger of any other corporation into the Corporation if the General Corporation Law of the State of Delaware does not require a vote of the holders of shares of stock of the Corporation as a condition to that merger.

     Thirteenth: A. Except as set forth in Paragraph D of this Article Thirteenth, the affirmative vote of the holders of at least 80% of the outstanding shares of all stock of the Corporation, considered for the purposes of this Article Thirteenth as one class and hereinafter in this Article Thirteenth embraced in the term "voting stock", shall be required for:

          (i) a merger of the Corporation into, or a consolidation of the Corporation with, any other corporation, or a merger of any other corporation into the Corporation, or

          (ii) any sale or lease of all or substantially all of the assets of the Corporation to any other corporation, person or other entity, or

          (iii) any sale or lease to the Corporation or any subsidiary thereof of any assets (except assets having an aggregate fair market value of less than $1,000,000) in exchange for voting stock (or securities convertible into or exchangeable for voting stock or options, warrants or rights to purchase voting stock or securities convertible into boting stock) of the Corporation or any subsidiary of the Corporation by any other corporation, person or entity,

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if, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon, or as of the time the Board of Directors of the Corporation shall have approved a memorandum of understanding, or the Corporation shall have entered into any agreement, with respect to any such transaction for which the vote of the holders of no class of stock of the Corporation is otherwise required by law, this Certificate of Incorporation of any other contract or agreement, such other corporation, person or entity which is a party to such a transaction is the beneficial owner, directly or indirectly, of 5% or more of the outstanding shares of the voting stock.

          B. Solely for the purpose of determining whether such other corporation, person or entity which is a party to such a transaction is the beneficial owner of 5% or more of the outstanding shares of voting stock, that corporation, person or other entity shall be deemed to be the beneficial owner of any shares of voting stock:

          (i) which it owns directly, whether or not of record, or

          (ii) which it has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, exchange rights, warrants or options or otherwise, or

          (iii) which are beneficially owned, directly or indirectly (including shares deemed to be owned through application of clause (ii) above), by any "affiliate" or associate: of such corporation, person or other entity, as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on December 10, 1976 or

          (iv) which are beneficially owned, directly or indirectly (including shares deemed to be owned through application of clause (ii) above), by any other corporation, person or entity with which it or its "affiliate" or "associate" has any agreement or understanding for the purpose of acquiring, holding, voting or disposing of voting stock.

          Solely for the purpose of determining whether such other corporation, person or entity which is a party to such a transaction is the beneficial owner of 5% or more of the outstanding shares of voting stock, the outstanding shares of voting stock shall be deemed to include shares deemed to be beneficially owned by such other corporation, person or entity through the application or the provisions of the immediately preceding paragraph.

          As used in this Article Thirteenth, the term "subsidiary" shall mean a corporation a majority of the voting power of the capital stock (that is, voting power entitled to be exercised in the election of directors, but excluding voting power entitled so to be exercised only upon the happening of some contingency unless such contingency shall have occurred and is continuing) of which shall be owned by the

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Corporation or by one or more subsidiaries or by the corporation and one or more subsidiaries.

          C. The Board of Directors of the Corporation shall have the power and duty to determine for the purposes of this Article Thirteenth, on the basis of information known to this Corporation, whether:

          (i) such other corporation, person or other entity beneficially owns 5% or more of the outstanding shares of voting stock,

          (ii) a corporation, person or entity is an "affiliate" or "associate" (as defined in Paragraph B above) of another,

          (iii) the assets being acquired by the corporation, or any subsidiary thereof, have an aggregate fair market value of less than $1,000,000, and

          (iv) the memorandum of understanding referred to in Paragraph D below is substantially consistent with the transaction covered thereby.

Any such determination shall be conclusive and binding for all purposes of this Article Thirteenth.

          D. The provisions of Paragraph A of this Article Thirteenth shall not apply to:

          (i) any merger of the Corporation into, or any consolidation of the Corporation with, any other corporation, any merger of any other corporation into the Corporation, any sale or lease to the Corporation or any subsidiary of any assets of any other corporation, person or entity, or any sale or lease by the Corporation or any subsidiary of any of its assets to any other corporation, person or entity if, in any such case, the Board of Directors of the Corporation has approved a memorandum of understanding with such other corporation, person or entity with respect to such merger consolidation, sale or lease prior to the time that such other corporation, person or entity shall have become a beneficial owner of 5% or more of the outstanding shares of voting stock; or

          (ii) any merger of the Corporation into, any consolidation of the Corporation with, any merger into the Corporation of, any sale or lease to the Corporation or any subsidiary of any assets of, or any sale or lease by the Corporation or any subsidiary of any of its assets to, any corporation not less than 50% of the outstanding stock of which is beneficially owned, directly or indirectly, by the Corporation.

          E. Notwithstanding any other provision of this Certificate of Incorporation or of the by-laws of the Corporation, this Article Thirteenth shall not be amended, altered, changed or repealed, directly or indirectly, unless, in addition to any

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

other requirement therefor imposed by law, the holders of not less than 80% of the outstanding shares of voting stock of the Corporation shall have voted in favor of such amendment, alteration, change or repeal.

          F. The vote referred to in the foregoing provisions of this Article Thirteenth shall be in addition to the vote of the holders of shares of any class of stock of the Corporation otherwise required by this Certificate of Incorporation, the resolution or resolutions of the Board of Directors of the Corporation providing for the issuance of shares of Preferred Stock of the Corporation of a particular series, or any agreement between the Corporation and any national securities exchange.

     Fourteenth: A. All of the powers of the Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors of the Corporation, are hereby conferred upon the Board of Directors of the Corporation.

     B. In furtherance and not in limitation of the foregoing provisions of this Article Fourteenth, and for the purpose of the orderly management of the business and the conduct of the affairs of the Corporation, the Board of Directors of the Corporation shall have the power to adopt, amend or repeal from time to time by-laws of the Corporation, subject to the right of the stockholders of the Corporation entitled to vote thereon to adopt, amend or repeal by-laws of the Corporation; provided that by-laws of the Corporation shall not be adopted, amended or repealed by the stockholders of the Corporation unless the holders of not less than 80% of the shares of stock of the Corporation entitled to vote thereon shall have voted in favor of such adoption, amendment or repeal at a meeting of stockholders of the Corporation expressly called for that purpose.

     C. No action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without such a meeting; and the right of stockholders of the Corporation to take any such action by a consent in writing is denied.

     D. Notwithstanding any other provision of this Certificate of Incorporation or of the by-laws of the Corporation, this Article Fourteenth shall not be amended, altered, changed or repealed, directly or indirectly, unless, in addition to any other requirement therefor imposed by law, the holders of not less than 80% of the shares of stock of the Corporation entitled to vote thereon shall have voted in favor of such amendment, alteration, change or repeal.

     E. The vote referred to in the foregoing provisions of this Article Fourteenth shall be in addition to the vote of the holders of shares of any class of stock of the Corporation otherwise required by this Certificate of Incorporation, the resolution or resolutions of the Board of Directors of the Corporation providing for the issuance of shares of Preferred Stock of the Corporation of a particular series, or any agreement between the Corporation and any national securities exchange.

     FOURTH: That after the Board of Directors' adoption of the foregoing resolution, said amendments and restatement were proposed to the stockholders of the Corporation for their approval, and said stockholders duly consented in favor of said amendments and restatement.

     FIFTH: That said amendments and restatement were duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

     SIXTH: That this Restated Certificate of Incorporation shall be effective upon the filing hereof.

     IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Restated Certificate of Incorporation of this Corporation, having been duly adopted by the Board of Directors and stockholders of this Corporation in accordance with Sections 242 and 245 of the Delaware General Corporation Law, has been duly executed by Walter V. Klemp, its Managing Director, and attested by Terry A. Tognietti, its Secretary, this 24th day of January, 1994.

                              DRYPERS CORPORATION



                              By /s/ Walter V. Klemp
                              ----------------------------
                                 Walter V. Klemp
                                 Managing Director
                                 (duly authorized to act in the
                                 capacity of President)

ATTEST:



By /s/ Terry A. Tognietti
  -----------------------------------------
       Terry A. Tognietti
       Secretary

                           CERTIFICATE OF CORRECTION


          Drypers Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

          FIRST: The name of the Corporation is Drypers Corporation.

          SECOND: A Restated Certificate of Incorporation of the Corporation (the "Restated Certificate") was filed with the Secretary of State of the State of Delaware on January 25, 1994. The Restated Certificate requires correction as permitted by Section 103(f) of the General Corporation Law of the State of Delaware because the Restated Certificate is an inaccurate record of the corporate action referred to therein.

          THIRD: The Restated Certificate is an inaccurate record of the corporate action referred to therein in that the Restated Certificate incorrectly sets forth the minimum number of directors and contains certain typographical errors.

          FOURTH: The second paragraph of Article Fourth of the amended and restated Certificate of Incorporation of the Corporation, set forth in Article Third of the Restated Certificate, is corrected to read in its entirety as follows:

          "Effective as of the filing of this Restated Certificate of Incorporation, each share of Common Stock issued and outstanding immediately prior to the effective time shall be automatically changed and converted, without any action on the part of the holder thereof, into .25 shares of Common Stock, and each holder who upon the effectiveness of this Restated Certificate of Incorporation would otherwise be entitled to receive a fractional share of Common Stock shall be entitled to receive for such fractional interest, and at the effective time of this Restated Certificate of Incorporation any such fractional interest in shares of Common Stock of the Corporation shall be converted into the right to receive, an amount in cash equal to the initial public offering price of shares of Common Stock in the Corporation's initial public offering times such fractional interest or if the Corporation's initial public offering does not occur, an amount to be determined by the Board of Directors times such fractional interest."

     FIFTH: Paragraph (g) of Section B.(4) of Article Fourth of the amended and restated Certificate of Incorporation of the Corporation, set forth in Article Third of the Restated Certificate, is corrected to read in its entirety as follows:

          "(g) The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Common Stock or its treasury shares, solely for the purpose of issue upon the conversion of the Nonvoting Common Stock as provided in this paragraph 4, such number of shares of Common Stock as shall then be issuable upon the conversion of all then outstanding shares of Nonvoting Common Stock (assuming that all such shares of Nonvoting Common Stock are held by persons entitled to convert such shares into Common Stock)."

     SIXTH: Paragraph (2) of Section C. of Article Fourth of the amended and restated Certificate of Incorporation of the Corporation, set forth in Article Third of the Restated Certificate, has been deleted and paragraph (3) of such section has been renumbered as paragraph (2).

     SEVENTH: Paragraph (1) of Article Sixth of the amended and restated Certificate of Incorporation of the Corporation, set forth in Article Third of the Restated Certificate, has been deleted and the remaining paragraphs of Article Sixth have been renumbered. Paragraph (3) of Article Sixth of the amended and restated Certificate of Incorporation of the Corporation, is corrected to read in its entirety as follows:

          "(3) By a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the by-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, the by-laws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member."

     EIGHTH: Section A. of Article Eleventh of the amended and restated Certificate of Incorporation of the Corporation, set forth in Article Third of the Restated Certificate, is corrected to read in its entirety as follows:

          "Eleventh: A. The number of directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors of the Corporation adopted by the affirmative vote of not less than 80% of the number of directors of the Corporation in office at that time; provided that;

               (i) the number of directors of the Corporation shall be not less than five,

               (ii) the number of directors of the Corporation shall be six unless and until such number shall be increased by resolution of the Board of Directors of the Corporation adopted by the affirmative vote of not less than 80% of the number of directors of the Corporation then in office, and

               (iii) the number of directors of the Corporation shall not be decreased if the effect of that decrease would be to shorten the term of any director of the Corporation at the time in office."

     NINTH: The second paragraph of Section B. of Article Eleventh of the amended and restated Certificate of Incorporation of the Corporation, set forth in Article Third of the Restated Certificate, is corrected to read in its entirety as follows:

          "At each annual meeting of stockholders of the Corporation, the number of directors equal to the number of the class the term of which expires at the time of such meeting shall be elected to hold office for a term expiring on the third annual meeting of stockholders of the corporation after their election."

     TENTH: Clause (iii) of Section A. of Article Thirteenth of the amended and restated Certificate of Incorporation of the Corporation, set forth in Article Third of the Restated Certificate, is corrected to read in its entirety as follows:

               "(iii) any sale or lease to the Corporation or any subsidiary thereof of any assets (except assets having an aggregate fair market value of less than $1,000,000) in exchange for voting stock (or securities convertible into or exchangeable for voting stock or options, warrants or rights to purchase voting stock or securities convertible into voting stock) of the Corporation or any subsidiary of the Corporation by any other corporation, person or entity,"

     ELEVENTH: The first sentence of Section B. of Article Thirteenth of the amended and restated Certificate of Incorporation of the Corporation, set forth in Article Third of the Restated Certificate, is corrected to read in its entirety as follows:

          "B. Solely for the purpose of determining whether such other corporation, person or entity that is a party to such a transaction is the beneficial owner of 5% or more of the outstanding shares of voting stock, that corporation, person or other entity shall be deemed to be the beneficial owner of any shares of voting stock:

               (i) which it owns directly, whether or not of record, or

               (ii) which it has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, exchange rights, warrants or options or otherwise, or

               (iii) which are beneficially owned, directly or indirectly (including shares deemed to be owned through application of clause
          (ii) above), by any "affiliate" or "associate" of such corporation, person or other entity, as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, or

               (iv) which are beneficially owned, directly or indirectly (including shares deemed to be owned through application of clause
          (ii) above), by any other corporation, person or entity with which it or its "affiliate" or "associate" has any agreement or understanding for the purpose of acquiring, holding, voting or disposing of voting stock."

     TWELFTH: The last paragraph of Section B. of Article Thirteenth of the amended and restated Certificate of Incorporation of the Corporation, set forth in Article Third of the Restated Certificate, is corrected to read in its entirety as follows:

          "As used in this Article Thirteenth, the term "subsidiary" shall mean a corporation a majority of the voting power of the capital stock (that is, voting power entitled to be exercised in the election of directors, but excluding voting power entitled so to be exercised only upon the happening of some contingency unless such contingency shall have occurred and is continuing) of which shall be owned by the Corporation or by one or more subsidiaries or by the Corporation and one or more subsidiaries."

     THIRTEENTH: Section C. of Article Thirteenth of the amended and restated Certificate of Incorporation of the Corporation, set forth in Article Third of the Restated Certificate, is corrected to read in its entirety as follows:

          "C.   The Board of Directors of the Corporation shall have the power and duty to determine for the purposes of this Article Thirteenth, on the basis of information known to the Corporation, whether:

               (i) such other corporation, person or other entity beneficially owns 5% or more of the outstanding shares of voting stock,

               (ii) a corporation, person or entity is an "affiliate" or "associate" (as defined in Paragraph B above) of another,

               (iii) the assets being acquired by the Corporation, or any subsidiary thereof, have an aggregate fair market value of less than $1,000,000, and

               (iv) the memorandum of understanding referred to in Paragraph D below is substantially consistent with the transaction covered thereby.

     Any such determination shall be conclusive and binding for all purposes of this Article Thirteenth."

     FOURTEENTH: The last paragraph of the Restated Certificate, is corrected to read in its entirety as follows:

     "IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Restated Certificate of Incorporation of this Corporation, having been duly adopted by the Board of Directors and stockholders of this Corporation in accordance with Sections 242 and 245 of the Delaware General Corporation Law, and written consent and notice having been given as provided in
     Section 228 of the Delaware General Corporation Law, has been duly executed by Walter V. Klemp, its Managing Director, and attested by Terry A. Tognietti, its Secretary, this 24th day of January, 1994."

     IN WITNESS WHEREOF, Drypers Corporation has caused this Certificate of Correction to be signed by Walter V. Klemp, its Managing Director, and attested by Terry A. Tognietti, its Secretary, this 15th day of March, 1994.


                                 DRYPERS CORPORATION



                                 By /s/ Walter V. Klemp
                                 -------------------------
                                 Walter V. Klemp
                                 Managing Director
                                 (duly authorized to act in the
                                 capacity of President)

ATTEST:



By /s/ Terry A. Tognietti
  -----------------------
       Terry A. Tognietti
       Secretary

                          CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION
                             OF DRYPERS CORPORATION


     Drypers Corporation, a Delaware corporation (the "Corporation"), does hereby certify:

     That the amendment set forth below to the Corporation's Restated of Certificate of Incorporation were duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware:

     I. The first paragraph of Article Fourth of the Corporation's Restated Certificate of Incorporation is hereby deleted and replaced in its entirety by the following:

          Fourth: The total number of shares of all classes of stock that the corporation shall have authority to issue is 25,000,000, of which (i) 20,000,000 shares shall be Common Stock $.001 par value (the "Common Stock"), and (ii) 5,000,000 shares shall be Senior Preferred Stock, $.01 par value per share (the "Preferred Stock").

     II. Paragraph D of Article Thirteenth of the Corporation's Restated Certificate of Incorporation is hereby deleted and replaced in its entirety by the following:

     D.

          (1) The provisions of Paragraph A of this Article Thirteenth shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law, or any other provision of this Restated Certificate of Incorporation, or otherwise, if in the case of a Business Combination that does not involve cash or other consideration being received by the stockholders of the Corporation, solely in their capacity as stockholders, the conditions specified in the following paragraph (a) is met, or if in the case of any other Business Combination, the conditions specified in either paragraph (a) or (b) below are met (the term "Business Combination" as used in this Article Thirteenth means any transaction that is referred to in any one or more of clauses (i) through (iii) of Paragraph A of this Article Thirteenth):

               (a) Approval by Disinterested Directors. The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).

               (b) Price and Procedure Requirements. All of the following conditions shall have been met:

               (i) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination (the "Consummation Date") of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following (it being intended that the requirements of this paragraph (b)(i) shall be required to be met with respect to all shares of Common Stock outstanding, whether or not the Interested Shareholder has previously acquired any shares of the Common Stock):

               (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of Common Stock acquired by it
     (1) within the five-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Shareholder, whichever is higher; and

               (B) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (such latter date is referred to in this Paragraph D as the "Determination Date"), whichever is higher.

               (ii) The aggregate amount of the cash and the Fair Market Value as of the Consummation Date of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Voting Stock, other than the Common Stock, in such Business Combination shall be an amount equal to at least the highest of the following (it being intended that the requirements of this paragraph (b)(ii) shall be required to be met with respect to every class of outstanding Voting Stock (other than the Common Stock), whether or not the Interested Shareholder has previously acquired any shares of a particular class of Voting Stock):

               (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of such class of Voting Stock acquired by it (1) within the five-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Shareholder, whichever is higher; and

               (B) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

               (C) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

               (iii) The consideration to be received by holders of a particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class of Voting Stock previously acquired by it. If the Interested Shareholder has paid for shares of any class or series of Voting Stock with varying forms of consideration, the form of consideration for such class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock previously acquired by it, whether or not part of the Business Combination. The price determined in accordance with paragraphs (b)(i) and (b)(ii) of this Paragraph D shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event; and

               (iv) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination:
     (A) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding stock having preference over the Common Stock as to dividends or upon liquidation; (B) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and (C) such Interested Shareholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder and except in a transaction which, after giving effect thereto, would not result in any increase in the Interested Shareholder's percentage of beneficial ownership of any class of Voting Stock; and

               (v) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

               (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public shareholders of the Corporation, if any, at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions); and

               (vii) Such Interested Shareholder shall not have made any major change in the Corporation's business or equity capital structure without the approval of a majority of the Disinterested Directors.

          (2)  For the purpose of this Paragraph D:

               (a) A "person" shall mean any individual, firm, corporation or other entity.

               (b) "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

               (i) is the beneficial owner, directly or indirectly, of 5% or more of the voting power of the outstanding voting stock; or

               (ii) is an affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 5% or more of the voting power of the then outstanding voting stock; or

               (iii) is an assignee of or otherwise has succeeded to any shares of voting stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

               (c) For the purpose of determining whether a person is an Interested Shareholder pursuant to subparagraph (1)(b) of this Paragraph D, the number of shares of voting stock deemed to be outstanding shall include shares deemed owned through the application of Paragraph B of this Article Thirteenth but shall not include any other shares of voting stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

               (d) "Disinterested Director" means any member of the board of directors of the Corporation who is unaffiliated with the Interested Shareholder and was a member of the board of directors of the Corporation prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Disinterested Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the board of directors.

               (e) "Fair Market Value" means: (i) in the case of cash, the aggregate amount of such cash; (ii) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape for the New York Stock Exchange, or, if such stock is not listed on New York Stock Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System, the National Quotation Bureau Incorporated or otherwise in the over-the-counter market, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (iii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of Disinterested Directors in good faith.

               (f) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in subparagraphs (1)(b)(i) and (1)(b)(ii) of this Paragraph D shall include the shares of Common Stock and the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

               (g) "Equity Security" shall have the meaning ascribed to such term in Section 3(a)(11) of the Securities Exchange Act of 1934, as in effect on January 1, 1995.

     IN WITNESS WHEREOF, Drypers Corporation has caused this Certificate to be signed by its duly authorized officer this 30th day of May, 1995.

                              DRYPERS CORPORATION



                              By:  /s/ Walter V. Klemp
                                  ----------------------------------------------
                                  Walter V. Klemp, Chairman of the
                                  Board, Co-Chief Executive Officer

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING

                     HYGIENIC PRODUCTS INTERNATIONAL, INC.
                            A WASHINGTON CORPORATION

                                      INTO

                              DRYPERS CORPORATION
                             A DELAWARE CORPORATION

          Drypers Corporation, a corporation organized and existing pursuant to the laws of Delaware (the "Company"), does hereby certify:

          First: That the Company was incorporated on March 20, 1991, pursuant to the General Corporation Law of the State of Delaware.

          Second: That the Company owns all of the outstanding shares of the stock of Hygienic Products International, Inc., a Washington corporation incorporated on February 3, 1992, pursuant to the Washington Business Corporation Act, the provisions of which permit the merger of a corporation of another state and a corporation organized and existing under the laws of said state, and the aggregate authorized capital stock of Hygienic Products International, Inc. consists of 1,000,000 million shares of common stock, no par value.

          Third: That the Company, by the following resolutions of its Board of Directors duly adopted at a meeting duly held on February 22, 1996, determined to merge Hygienic Products International, Inc. into itself:

     RESOLVED, that subject to the terms and conditions of the Plan of Merger (as defined below), the Company merge (the "Merger") its wholly owned subsidiary, Hygienic Products International, Inc., a Washington corporation ("HPI"), into itself; and that the Company assume all rights, privileges, powers, property, liabilities, duties and obligations of HPI;

     RESOLVED, that, to effect the Merger, the Company is hereby authorized to enter into an Agreement and Plan of Merger (the "Plan of Merger") with HPI, setting forth the agreements and conditions under which the Merger will occur;

     RESOLVED, that the form, terms and provisions of the draft of the Plan of Merger presented to the Board of Directors of the Company be, and they hereby are, in all respects approved, adopted, ratified and confirmed, and that each of any Co-Chief Executive Officer and any Vice President of the Company be, and each of them hereby is, authorized, in the name and on behalf of the Company, to execute and deliver the Plan of Merger in the form of the Plan of Merger presented to the Board of Directors of the Company, with such changes, deletions and additions thereto as the officer of the Company executing such instrument or document shall in his discretion approve, the execution and delivery by such officer of such instrument or document to be conclusive evidence of the approval of this Board of Directors thereof and all matters relating thereto;

     RESOLVED, that the Merger shall be effective February 23, 1996;

     RESOLVED, that any Co-Chief Executive Officer, any Vice President or the Secretary of the Company be, and each hereby is, authorized and directed to make and execute a Certificate of Ownership and Merger setting forth a copy of these resolutions to merge into itself its wholly owned subsidiary, HPI, and assume liabilities and obligations, and the date of adoption thereof; and to cause the same to be filed with the Secretary of State of Delaware; and to do all acts and things whatsoever, whether within or without the State of Delaware, that may be necessary or proper to effect the Merger.

     RESOLVED, that any Co-Chief Executive Officer, any Vice President or the Secretary of the Company be, and each hereby is, authorized and directed to make and execute the Articles of Merger setting forth the Plan of Merger to merge into itself its wholly owned subsidiary, HPI, and assume liabilities and obligations, and a statement that shareholder approval was not required; and to cause the same to be filed with the Secretary of State of Washington; and to do all acts and things whatsoever, whether within or without the State of Washington, that may be necessary or proper to effect the Merger.

     RESOLVED, that, in connection with the Merger, the appropriate officers of the Company be, and each of them hereby is, authorized to prepare, execute, deliver and perform such additional agreements, documents or other instruments and to take such other action, in the name and on behalf of the Company, as each of such officers, in his discretion, shall deem necessary or advisable to effect the Merger, the taking of such action and the preparation, execution, delivery and performance of such agreements, documents and other instruments shall be conclusive evidence of the approval of this Board of Directors thereof and all matters relating thereto;

     RESOLVED, that any Co-Chief Executive Officer, any Vice President and Secretary of the Company be, and each of them hereby is, authorized to execute, deliver and perform such agreements, documents and other instruments and take such other action, in the name and on behalf of the Company, as such officer, in his discretion, shall deem necessary or advisable to carry out the intent of the foregoing resolutions, and the execution, delivery and performance of any such agreements, documents or other instruments or the performance of any such act shall be conclusive evidence of the approval of this Board of Directors thereof and all matters relating thereto; and

     RESOLVED, that any and all actions taken by or on behalf of the officers of the Company prior to the adoption of these resolutions which are within the authority conferred hereby are hereby in all respects ratified, confirmed and approved.

and the Plan of Merger was approved, adopted, certified and executed and acknowledged by Hygienic Products International, Inc. in accordance with the Washington Business Corporation Act;

and the Plan of Merger was approved, adopted, certified and executed and acknowledged by the Company in accordance with Section 253 of the General Corporation Law of the State of Delaware.

     Fourth: That pursuant to the Washington Business Corporation Act, the sole shareholder of Hygienic Products International, Inc. are not required to approve the Plan of Merger.

     Fifth: The surviving corporation of the merger shall be the Company.

     Sixth: The Certificate of Incorporation of the Company shall be the Certificate of Incorporation of the surviving corporation.

     Seventh: The bylaws of the Company shall be the bylaws of the surviving corporation.

     Eight: A copy of the Plan of Merger is on file at the principal place of business of the surviving corporation.

     Ninth: A copy of the Plan of Merger will be furnished, upon request and without cost, to any stockholder of the Company or Hygienic Products International, Inc.

     IN WITNESS WHEREOF, the Company has caused this Certificate to be signed in counterparts by Walter V. Klemp, its Chairman of the Board and Co-Chief Executive Officer, this 22nd day of February, 1996.

                                 DRYPERS CORPORATION



                                 By /s/ Walter V. Klemp
                                   ------------------------------------
                                    Walter V. Klemp
                                    Chairman of the Board and Co-Chief
                                    Executive Officer

                          CERTIFICATE OF DESIGNATIONS

                                       OF

               SENIOR CONVERTIBLE CUMULATIVE 7.5% PREFERRED STOCK

                                       OF

                              DRYPERS CORPORATION

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware


     DRYPERS CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify that, pursuant to the authority conferred on the Board of Directors of the Corporation by the Restated Certificate of Incorporation, as amended, of the Corporation and in accordance with Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation adopted the following resolution establishing a series of 90,000 shares of Senior Preferred Stock of the Corporation designated as "Senior Convertible Cumulative 7.5% Preferred Stock":

          RESOLVED, that pursuant to the authority conferred on the Board of Directors of this Corporation by the Restated Certificate of Incorporation, as amended, of the Corporation, a series of Senior Preferred Stock, par value $.01 per share, of the Corporation be and hereby is established and created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof shall be as follows:

          1. Designation and Amount. There shall be a series of Senior Preferred Stock designated as "Senior Convertible Cumulative 7.5% Preferred Stock" and the number of shares constituting such series shall be 90,000. Such series is referred to herein as the "7.5% Preferred Stock."

          2. Stated Value. The stated value of the 7.5% Preferred Stock shall be $100.00 per share.

          3. Rank. All shares of 7.5% Preferred Stock shall rank prior as to payment of dividends, redemption and distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, to all of the Corporation's now or hereafter issued Common Stock, par value $.001 per share (the "Common Stock"), and to any other class of Preferred Stock of the Corporation which hereafter may be issued.

          4. Dividends. The holders of the 7.5% Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds at the time legally available therefor, dividends at the rate of $7.50 per annum per share, which shall be fully cumulative and shall be declared, to the extent permitted by applicable law, on March 1, June 1, September 1 and December 1 of each year commencing upon the issuance of the shares of 7.5% Preferred Stock. Dividends shall accrue simple interest from the date declared until paid at the rate of 7.50% per annum, compounded quarterly. Dividends shall be payable only upon the conversion or redemption of shares of 7.5% Preferred Stock or on December 1, 2003 (the "Dividend Payment Date") (except that if the Dividend Payment Date or the date of any such conversion or redemption is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday), and may be paid in cash or in Common Stock, par value $.001 per share, of the Corporation ("Common Stock"), at the option of the Corporation. Dividends paid in Common Stock shall be valued at the current Market Value (as defined in Section 9 hereof) per share of Common Stock, subject to adjustment as provided in Section 7(c) hereof. Dividends shall be paid to the holder or holders of record of such shares as such holder appears on the stock transfer books of the Corporation on the date of conversion, on the record date with respect to any redemption, as may be fixed by the Board of Directors (or, to the extent permitted by applicable law, a duly authorized committee thereof), or on the Dividend Payment Date. For purposes hereof, the term "legal holiday" shall mean any day on which banking institutions are authorized to close in New York City, New York or in Houston, Texas. Subject to the next paragraph of this Section 4, dividends on account of arrears for any past dividend period may be declared at any time, without reference to any regular dividend declaration date. The amount of dividends payable per share of 7.5% Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months.

          No dividends or other distributions, shall be declared, paid or set apart for payment on, and no purchase, redemption or other acquisition shall be made by the Corporation of, any shares of Common Stock or other capital stock of the Corporation ranking junior as to dividends to the 7.5% Preferred Stock (the "Junior Dividend Stock") unless and until all accrued and unpaid dividends payable on the 7.5% Preferred Stock shall have been paid or declared and set apart for payment.

          5. Liquidation Preference. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of 7.5% Preferred Stock shall be entitled to receive, out of the assets of the Corporation available for distribution to stockholders, whether such assets are stated capital or surplus of any nature, an amount equal to the sum of $100.00 per share, all dividends accrued and unpaid thereon to the date of final distribution to such holders, whether or not declared, and all interest thereon, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the 7.5% Preferred Stock. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Corporation.

          6. Optional Redemption. The Corporation may, at its option and subject to the terms of the Indenture, redeem any or all of the outstanding shares of 7.5% Preferred Stock at any time on or after March 1, 1998 (any such date being hereinafter referred to as a "Redemption Date"), provided that the Market Value of the Common Stock on such Redemption Date is at least $3.00 per share. Any redemption by the Corporation of less than all of the outstanding shares shall be made on a pro rata basis among all holders of 7.5% Preferred Stock. The per share cash redemption price for the 7.5% Preferred Stock on a Redemption Date shall be $100.00 per share, plus an amount in cash or Common Stock of the corporation equal to all dividends on the 7.5% Preferred Stock accrued and unpaid thereon, whether or not declared, pro rata to such Redemption Date, plus all interest accrued on such dividends through such Redemption Date, such sum being hereinafter referred to as the "Redemption Price."

          Not more than 60 nor less than 20 days prior to a Redemption Date, notice by personal delivery, overnight delivery or first class mail, postage prepaid, shall be given to the holders of record of the 7.5% Preferred Stock to be redeemed, addressed to such stockholders at their last addresses as shown on the stock transfer books of the Corporation. Such notice of redemption shall specify the Redemption Date, the Redemption Price, the place or places of payment, that payment will be made upon presentation and surrender of the shares of 7.5% Preferred Stock, that on and after Redemption Date, dividends will cease to accumulate on redeemed shares, the then-effective conversion rate pursuant to
Section 7 hereof and that the right of holders to convert shall terminate at the close of business on the third business day prior to such Redemption Date.

          On or after a Redemption Date, each holder of the shares of 7.5% Preferred Stock shall surrender the certificate or certificates evidencing the redeemed shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price.

          7.   Conversion Privilege.

          (a) Right of Conversion. Each share of 7.5% Preferred Stock shall be convertible at the option of the holder thereof at any time prior to the close of business on the third business day prior to a Redemption Date into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided, at the rate of 100 shares of Common Stock for each full share of 7.5% Preferred Stock, plus any accrued dividends or interest to be paid, at the option of the Corporation and subject to the terms of the Indenture, in cash or in the form of Common Stock, in each case subject to adjustment as set forth in paragraph (c) of this Section 7.

          (b) Conversion Procedures. Any holder of shares of 7.5% Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates evidencing such shares of 7.5% Preferred Stock at the office of the transfer agent for the 7.5% Preferred Stock, which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, accompanied by irrevocable written notice to the Corporation that the holder elects so to convert such shares of 7.5% Preferred Stock and specifying the name or names (with address) in which a certificate or certificates evidencing shares of Common Stock are to be issued.

          The Corporation shall, as soon as practicable after such deposit of certificates evidencing shares of 7.5% Preferred Stock accompanied by the written notice and compliance with any other conditions herein contained, deliver at such office of such transfer agent to the person or persons for whose account such shares of 7.5% Preferred Stock were so surrendered, or to the nominee or nominees of such person, certificates evidencing the number of full shares of Common Stock to which such person shall be entitled as aforesaid, together with a cash adjustment of any fraction of a share as hereinafter provided. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of the shares of 7.5% Preferred Stock to be converted, and the person or person entitled to receive the Common Stock deliverable upon conversion of such 7.5% Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date; provided, however, that the Corporation shall not be required to convert any shares of 7.5% Preferred Stock while the stock transfer books of the Corporation are closed for any purpose, but the surrender of 7.5% Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books as if the surrender had been made on the date of such reopening, and the conversion shall be at the conversion rate in effect on such date.

          (c) Adjustment of Conversion Rate. The number of shares of Common Stock and number or amount of any other securities and property as hereinafter provided into which a share of 7.5% Preferred Stock is convertible (the "conversion rate") shall be subject to adjustment from time to time as follows:

          (i) In case the Corporation shall (1) pay a dividend or make a distribution on its Common Stock that is paid or made (A) in other shares of stock of the Corporation or (B) in rights to purchase stock or other securities if such rights are not separable from the Common Stock except upon the occurrence of a contingency, (2) subdivide its outstanding shares of Common Stock into a greater number of shares or (3) combine its outstanding shares of Common Stock into a smaller number of shares, then in each such case the conversion rate in effect immediately prior thereto shall be adjusted retroactively so that the holder of any shares of 7.5% Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock and other shares and rights to purchase stock or other securities (or, in the event of the redemption of any such shares or rights, any cash, property or securities paid in respect of such redemption) which such holder would have owned or have been entitled to receive after the happening of any event described above had such shares of 7.5% Preferred Stock been converted immediately prior to the happening of such event. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

          (ii) In case the Corporation shall issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the date fixed for determination mentioned below) to subscribe for or purchase shares of Common Stock at a price per share less than the current Market Value (as defined in Section 9 hereof) per share of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, then the conversion rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by multiplying such conversion rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination; provided, however, that in the event that all the shares of Common Stock offered for subscription or purchase are not delivered upon the exercise of such rights or warrants, upon the expiration of such rights or warrants the conversion rate shall be readjusted to the conversion rate which would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting adjustment been made based upon the number of shares of Common Stock actually delivered upon the exercise of such rights or warrants, rather than upon the number of shares of Common Stock offered for subscription or purchase. For the purposes of this subparagraph (ii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation.

          (iii) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, cash (excluding ordinary cash dividends paid out of retained earnings of the Corporation), other assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in subparagraphs (i) and (ii) above), then in each such case the conversion rate shall be adjusted retroactively so that the same shall equal the rate determined by multiplying the conversion rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current Market Value (as hereinafter defined) per share of the Common Stock on the date fixed for such determination and the denominator shall be such current market price per share of the Common Stock less the amount of cash and the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the

     Board of Directors) of the portion of the assets, rights or evidences of indebtedness so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

          (iv) No adjustment in the conversion rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that the Corporation may make any such adjustment at its election; and provided, further, that any adjustments which by reason of this subparagraph (iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.
     All calculations under this Section 7 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

          (v) Whenever the conversion rate is adjusted as provided in any provision of this Section 7:

               (1) the Corporation shall compute the adjusted conversion rate in accordance with this Section 7 and shall prepare a certificate signed by the principal financial officer of the Corporation setting forth the adjusted conversion rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the transfer agent of the 7.5% Preferred Stock; and

               (2) a notice stating that the conversion rate has been adjusted and setting forth the adjusted conversion rate shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Corporation to all record holders of 7.5% Preferred Stock at their last addresses as they shall appear in the stock transfer books of the Corporation.

          (vi) In the event that at any time, as a result of any adjustment made pursuant to this Section 7, the holder of any shares of 7.5% Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock or to receive any other securities, the number of such other shares or securities so receivable upon conversion of any share of 7.5% Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in this Section 7 with respect to the Common Stock.

          (d) No Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon conversion of 7.5% Preferred Stock. If more than one certificate evidencing shares of 7.5% Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of 7.5% Preferred Stock so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any shares of 7.5% Preferred Stock, the Corporation shall, at its option and subject to the terms of the Indenture, either (i) pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the Market Value per share of Common Stock at the close of business on the day of conversion or (ii) round up to the nearest whole share and pay such additional share in lieu of the adjustment.

          (e) Reclassification, Consolidation, Merger or Sale of Assets. In case of any reclassification of the Common Stock, any consolidation of the Corporation with, or merger of the Corporation into, any other entity, any merger of another entity into the Corporation (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation), any sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange, pursuant to which share exchange the Common Stock is converted into other securities, cash or other property, then, as a condition to approval and validity of any such merger, sale or transfer of assets or compulsory share exchange, lawful provision shall be made as part of the terms of such transaction whereby the holder of each share of 7.5% Preferred Stock then outstanding shall, subject to the terms of the Indenture, have the right thereafter, during the period such share shall be convertible, to convert such share only into the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock of the Corporation into which such share of 7.5% Preferred Stock might have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange. The Corporation, the entity formed by such consolidation or the entity resulting from such merger or which acquires such assets or which acquires the Corporation's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be at least as favorable to the holders of 7.5% Preferred Stock and as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. The above provisions shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

          (f) Reservation of Shares; Transfer Taxes; Etc. The Corporation shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the 7.5% Preferred Stock, such number of shares of its Common Stock, free of preemptive rights, as shall from time to time be sufficient to effect the conversion of all shares of 7.5% Preferred Stock, including all dividends and interest accrued thereon, from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of Delaware, increase the authorized number of shares of Common Stock if at any time the number of shares of Common Stock not outstanding shall not be sufficient to permit the conversion of all the then-outstanding shares of 7.5% Preferred Stock.

          If any shares of Common Stock required to be reserved for purposes of conversion of the 7.5% Preferred Stock hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be issued upon conversion, the Corporation will, in good faith and as expeditiously as possible, endeavor to cause such shares to be duly registered or approved, as the case may be. If the Common Stock is traded on the Nasdaq SmallCap Market System or any national securities exchange, the Corporation will, if permitted by the rules of the Nasdaq SmallCap Market System or of such exchange, list and keep listed on the Nasdaq SmallCap Market System or on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of the 7.5% Preferred Stock.

          The Corporation shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock upon conversion of the 7.5% Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that in which the shares of 7.5% Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

          Before taking any action which would cause an adjustment reducing the conversion rate such that the effective conversion price would be below the then par value of the Common Stock, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at the conversion rate as so adjusted.

          (g) Prior Notice of Certain Events.  In case:

          (i) the Corporation shall (1) declare any dividend (or any other distribution) on its Common Stock, other than (A) a dividend payable in shares of Common Stock or (B) a dividend payable in cash out of its retained earnings other than any special or nonrecurring or other extraordinary dividend or (2) declare or authorize a redemption or repurchase of in excess of 10% of the then-outstanding shares of Common Stock; or

          (ii) the Corporation shall authorize the granting to the holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants (other than any rights specified in paragraph (c)(i)(1)(B) of this Section 7); or

          (iii) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation shall be required, or of the sale or transfer of all or substantially all of the assets of the Corporation or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

     (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed with the transfer agent for the 7.5% Preferred Stock, and shall cause to be mailed to the holders of record of the 7.5% Preferred Stock, at their last address as they shall appear upon the stock transfer books of the Corporation, at least 15 days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, redemption, repurchase or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record entitled to such dividend, distribution, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

          (h) Other Changes in Conversion Rate. The Corporation from time to time may increase the conversion rate by any amount for any period of time if the period is at least 20 days and if the increase is irrevocable during the period. Whenever the conversion rate is so increased, the Corporation shall mail to holders of record of the 7.5% Preferred Stock a notice of the increase at least 15 days before the date the increased conversion rate takes effect, and such notice shall state the increased conversion rate and the period it will be in effect.

          The Corporation may make such increases in the conversion rate, in addition to those required or allowed by this Section 7, as shall be determined by it, as evidenced by a resolution of the Board of Directors, to be advisable in order to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

          8.   Special Conversion Rights.

          (a) Change of Control. Upon the occurrence of a Change of Control (as defined in paragraph (e) below) with respect to the Corporation, each holder of 7.5% Preferred Stock shall have the right, at the holder's option, for a period of 30 days after the mailing of a notice by the Corporation that a Change of Control has occurred, to convert all, but not less than all, of such holder's 7.5% Preferred Stock into 100 shares of Common Stock of the Corporation (as such number may be adjusted pursuant to Section 7(c) hereof). The Corporation may, at its option and subject to the terms of the Indenture, on a pro rata basis among holders of 7.5% Preferred Stock, in lieu of providing 100 shares of Common Stock (as such number may be adjusted pursuant to Section 7(c)) upon any such special conversion, provide the holders with cash equal to the Market Value (as hereinafter defined) of such number of shares of Common Stock.

Shares of 7.5% Preferred Stock which become convertible pursuant to a special conversion right shall, unless so converted, remain convertible into the number of shares of Common Stock that the holders of the 7.5% Preferred Stock would have owned immediately after the Change of Control if the holders had converted the 7.5% Preferred Stock immediately before the effective date of the Change of Control.

          (b) Fundamental Change. Upon the occurrence of a Fundamental Change (as defined in paragraph (e) below) with respect to the Corporation, each holder of 7.5% Preferred Stock shall have a special conversion right, at the holder's option and subject to the terms of the Indenture, for a period of 30 days after the mailing of a notice by the Corporation that a Fundamental Change has occurred, to convert all, but not less than all, of such holder's 7.5% Preferred Stock into the kind and amount of cash, securities, property or other assets receivable upon such Fundamental Change by a holder of the number of shares of Common Stock into which such shares of 7.5% Preferred Stock would have been convertible immediately prior to such Fundamental Change. The Corporation or a successor corporation, as the case may be, may, at its option and in lieu of providing the consideration as required above upon such conversion, provide the holder with cash equal to the Market Value of the Common Stock multiplied by the number of shares of Common Stock into which such shares of 7.5% Preferred Stock would have been convertible immediately prior to such Fundamental Change. 7.5% Preferred Stock which becomes convertible pursuant to a special conversion right shall, unless so converted, remain convertible into the kind and amount of cash, securities, property or other assets that the holders of the 7.5% Preferred Stock would have owned immediately after the Fundamental Change if the holders had converted the 7.5% Preferred Stock immediately before the effective date of the Fundamental Change.

          (c) Notice. Upon the occurrence of a Change of Control or a Fundamental Change with respect to the Corporation, within 30 days after such occurrence, the Corporation shall mail to each registered holder of 7.5% Preferred Stock a notice of such occurrence (the "Special Conversion Notice") setting forth the following:

          (i) the event constituting the Change of Control or Fundamental
     Change;

          (ii) the conversion date upon exercise of the applicable special conversion right;

          (iii) the conversion rate (and related conversion price) then in effect under Section 7 and the continuing conversion rights, if any, under
     Section 7;

          (iv) the name and address of the paying agent and conversion agent;

          (v) that holders who want to convert shares of 7.5% Preferred Stock must satisfy the requirements of Section 7(b) and must exercise such conversion right within the 30-day period after the mailing of such notice by the Corporation;

          (vi) that exercise of such conversion right shall be irrevocable and no dividends on shares of 7.5% Preferred Stock (or portions thereof) tendered for conversion shall accrue from and after the conversion date; and

          (vii) that the Corporation (or a successor corporation, if applicable) may, at its option, elect to pay cash (specifying the amount thereof per share) for all shares of 7.5% Preferred Stock tendered for conversion.

          (d) Exercise Procedures. A holder of 7.5% Preferred Stock must exercise the special conversion right within the 30-day period after the mailing of the Special Conversion Notice or such special conversion right shall expire. Such right must be exercised in accordance with Section 7(b) to the extent the procedures in Section 7(b) are consistent with the special provisions of this
Section 8. Exercise of such conversion right shall be irrevocable, to the extent permitted by applicable law, and dividends on 7.5% Preferred Stock tendered for conversion shall cease to accrue from and after the conversion date. The conversion date with respect to the exercise of a special conversion right arising upon a Change of Control or Fundamental Change shall be the tenth day after the mailing of the Special Conversion Notice. In taking any action in connection with any Change of Control or Fundamental Change or related special conversion right, the Company will comply with all applicable federal securities laws and regulations.

          9. Definitions. The following definitions shall apply to terms used in this Certificate.

          (i) a "Change of Control" with respect to the Corporation shall be deemed to have occurred at such time as any person (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including a group (within the meaning of Rule 13d-5 under the Exchange Act), together with any of its Affiliates or Associates (as defined below), files or becomes obligated to file a report (or any amendment or supplement thereto) on Schedule 13D or 14D-1 pursuant to the Exchange Act disclosing that such person has become the beneficial owner of either (i) 50% or more of the shares of Common Stock of the Corporation then outstanding or (ii) securities representing 50% or more of the combined voting power of the Voting Stock (as defined below) of the Corporation then outstanding; provided, that a Change of Control shall not be deemed to have occurred with respect to any transaction that constitutes a Fundamental Change. An "Affiliate" of a specified person is a person that directly or indirectly controls, or is controlled by, or is under common control with, the person specified. An "Associate" of a person means (1) any corporation or organization, other than the Corporation or any subsidiary of the Corporation, of which the person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (2) any trust or estate in which the person has a substantial beneficial interest or as to which the person serves as trustee or in a similar fiduciary capacity; and (3) any relative or spouse of the person, or any relative of the spouse, who has the same home as the person or who is a director or officer of the person or any of its parents or subsidiaries.

     As used herein, a person shall be deemed to have "beneficial ownership" with respect to, and shall be deemed to "beneficially own," any securities of the Corporation in accordance with Section 13 of the Exchange Act and the rules and regulations (including Rule 13d-3, Rule 13d-5 and any successor rules) promulgated by the Securities and Exchange Commission thereunder; provided that a person shall be deemed to have beneficial ownership of all securities that any such person has a right to acquire whether such right is exercisable immediately or only after the passage of time and without regard to the 60-day limitation referred to in Rule 13d-3;

          (ii) a "Fundamental Change" with respect to the Corporation means (i) the occurrence of any transaction or event in connection with which 66 2/3% or more of the outstanding Common Stock of the Corporation shall be exchanged for, converted into, acquired for or constitute solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) or (ii) the conveyance, sale, lease, assignment, transfer or other disposal of all or substantially all of the Corporation's property, business or assets; provided, however, that a Fundamental Change shall not be deemed to have occurred with respect to either of the following transactions or events:
     (a) any transaction or event in which more than 50% (by value as determined in good faith by the Board of Directors of the Corporation) of the consideration received by holders of Common Stock consists of Marketable Stock (as defined below); or (b) any consolidation or merger of the Corporation in which the holders of Common Stock of the Corporation immediately prior to such transaction own, directly or indirectly, (1) 50% or more of the common stock of the sole surviving corporation (or of the ultimate parent of such sole surviving corporation) outstanding at the time immediately after such consolidation or merger and (2) securities representing 50% or more of the combined voting power of the surviving corporation's Voting Stock (as defined below) (or of the Voting Stock of the ultimate parent of such surviving corporation) outstanding at such time.

          (iii) "Indenture" means the Indenture dated as of November 10, 1992 among the Corporation, First Interstate Bank of Texas, N.A., as trustee, and certain of the Corporation's subsidiaries, as guarantors, pursuant to which the Corporation's 12.5% Series B Senior Notes due 2002 are issued, as such Indenture may be amended and supplemented from time to time in accordance with the terms thereof; provided, however, that the Indenture may not be amended or supplemented in any manner which would adversely affect the ability of the Corporation to pay the dividends or interest on or support the conversion of the 7.5% Preferred Stock without the consent of the holders of the 7.5% Preferred Stock.

          (iv) the "Market Value" of the Common Stock or any other Marketable Stock on any date shall be deemed to be the average of the daily closing prices for the 20 consecutive trading days commencing with the 30th trading day before the day in question. The closing price for each day shall be the reported last sales price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the Nasdaq SmallCap Market System or, if the Common Stock is not listed or admitted to trading on Nasdaq SmallCap Market System, on any national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not quoted on the Nasdaq SmallCap Market System or listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation for that purpose, or, if such prices are not available, the fair market value set by, or in a manner established by, the Board of Directors of the Corporation in good faith. "Trading day" shall mean a day on which the Nasdaq SmallCap Market System or national securities exchange used to determine the closing price is open for the transaction of business or the reporting of trades or, if the closing price is not so determined, a day on which the Nasdaq SmallCap Market System is open for the transaction of business.

          (v) "Marketable Stock" shall mean Common Stock or common stock of any corporation that is the successor to all or substantially all of the business or assets of the Corporation as a result of a Fundamental Change (or of the ultimate parent of such successor), which is (or will, upon distribution thereof, be) quoted or listed on the Nasdaq SmallCap Market System, any national securities exchange or any similar system of automated dissemination of quotations of securities prices in the United States.

          (vi) "Voting Stock" means, with respect to any person, capital stock of such person having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

          10.  Voting Rights.

          (a) General. The holders of 7.5% Preferred Stock will be entitled to 100 votes per share of 7.5% Preferred Stock, subject to adjustment in accordance with Section 7 hereof, on all matters subject to a vote of stockholders of the Corporation, such that holders of 7.5% Preferred Stock shall have the same voting rights as they would have if the shares of 7.5% Preferred Stock held by them had been converted into Common Stock.

          (b) Class Voting Rights. So long as any shares of 7.5% Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66-2/3% of all outstanding 7.5% Preferred Stock voting separately as a class, (i) amend, alter or repeal (by merger or otherwise) any provision of the Certificate of Incorporation or the Bylaws of the Corporation, as amended, so as to adversely affect the relative rights, preferences, qualifications, limitations or restrictions of the 7.5% Preferred Stock or the Common Stock or (ii) effect any reclassification of the 7.5% Preferred Stock.

          11. Status of Acquired Shares. Shares of 7.5% Preferred Stock redeemed by the Corporation, received by the Corporation upon conversion pursuant to Section 7 or Section 8 or otherwise acquired by the Corporation will be restored to the status of authorized but unissued shares of Senior Preferred Stock, without designation as to series, and may thereafter be issued, but not as shares of 7.5% Preferred Stock.

          12. Preemptive Rights. The 7.5% Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

          13. Usury. It is the intention of parties hereto to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including, without limitation, the laws of the State of Texas, the laws of the State of Delaware and the laws of the United States of America), then, in that event, notwithstanding anything to the contrary herein, it is agreed that the aggregate of all consideration which constitutes interest under applicable law that is taken, reserved, contracted for, charged or received pursuant to this Certificate of Designations or otherwise in connection herewith shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be canceled automatically and, if theretofore paid, shall be promptly refunded to the Company or, if applicable, credited against future interest owed to a holder of 7.5% Preferred Stock.

          14. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

          IN WITNESS WHEREOF, Drypers Corporation has caused this Certificate to be signed on its behalf by Walter V. Klemp, its Chairman of the Board and Co-Chief Executive Officer, this 23rd day of February, 1996.


                                    DRYPERS CORPORATION



                                    By: /s/ Walter V. Klemp
                                       --------------------------
                                         Walter V. Klemp
                                         Chairman of the Board and
                                         Co-Chief Executive Officer

                              DRYPERS CORPORATION

                            CERTIFICATE OF AMENDMENT
                                       TO
                     RESTATED CERTIFICATE OF INCORPORATION


     Drypers Corporation (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("DGCL"), does hereby certify:

     FIRST: That the Board of Directors of the Company, at a meeting held on April 22, 1998, unanimously adopted resolutions proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of the Company and directed that such amendment be considered at the next annual meeting of stockholders of the Company:

     To amend the first paragraph of Article Fourth of the Restated Certificate of Incorporation in its entirety to read as follows:

             Fourth: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 35,000,000 of which (i) 30,000,000 shares shall be common stock, $.001 par value per share (the "Common Stock"), and (ii) 5,000,000 shares shall be Senior Preferred Stock, $.01 par value per share (the "Preferred Stock").

     SECOND: That at the annual meeting of stockholders of the Company duly called and held on May 21, 1998, in accordance with Section 222 of the DGCL, the holders of at least two-thirds of the outstanding shares of Common Stock of the Company entitled to vote on such amendment voted in favor of such amendment.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

     In Witness Whereof, the Company has caused this Certificate to be signed on May 21, 1998, by Jonathan P. Foster, its Executive Vice President and Chief Financial Officer.


                              DRYPERS CORPORATION



                              By: /s/ Jonathan P. Foster
                                 ----------------------------------------
                                 Jonathan P. Foster
                                 Executive Vice President and
                                 Chief Financial Officer